                                                               EXHIBIT m(10)(e)

                                AMENDMENT NO. 4
                 AMENDED AND RESTATED MASTER DISTRIBUTION PLAN


           The Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 30, 1997, pursuant to Rule 12b-1 of AIM Equity Funds, Inc., a Maryland corporation, is hereby amended as follows:

           Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                 "SCHEDULE A TO
                            MASTER DISTRIBUTION PLAN
                             AIM EQUITY FUNDS, INC.
                                (CLASS B SHARES)

                                                                              MAXIMUM
                                           ASSET BASED        SERVICE        AGGREGATE
FUND                                      SALES CHARGE          FEE             FEE
AIM Aggressive Growth Fund                    0.75%           0.25%            1.00%
AIM Blue Chip Fund                            0.75%           0.25%            1.00%
AIM Capital Development Fund                  0.75%           0.25%            1.00%
AIM Charter Fund                              0.75%           0.25%            1.00%
AIM Constellation Fund                        0.75%           0.25%            1.00%
AIM Dent Demographic Trends Fund              0.75%           0.25%            1.00%
AIM Growth and Income Fund                    0.75%           0.25%            1.00%
AIM Large Cap Growth Fund                     0.75%           0.25%            1.00%
AIM Weingarten Fund                           0.75%           0.25%            1.00%"

           All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:                  , 1999
      -----------------
                                          AIM EQUITY FUNDS, INC.
                                         (on behalf of its Class B Shares)


Attest:                                   By:
       -------------------------             ---------------------------------
          Assistant Secretary                         President